Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2012 RESULTS

Company Reports Total Revenues of $130 Million

Adjusted EPS of $1.09

GAAP EPS of $0.45 Reflects Acquisition-Related Costs

Quarter Includes Partial-Period Operating Results of EUSA Pharma Business

Company Increases 2012 Financial Guidance

DUBLIN, August 7, 2012 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter ended June 30, 2012. These results include the first complete quarter of financial results following the Azur Pharma plc merger, as well as a partial month of results following completion of the acquisition of EUSA Pharma Inc. on June 12, 2012. Results for 2011 reflect only the financial results reported by Jazz Pharmaceuticals, Inc.

“The first six months of 2012 have been a time of tremendous progress for Jazz Pharmaceuticals as we’ve delivered strong organic sales growth led by Xyrem® and completed two important transactions. The Azur and EUSA acquisitions added attractive new products to our portfolio, brought increased depth to our team and expanded our geographic footprint,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We are particularly pleased by our year-over-year and sequential growth in adjusted net income, and we remain committed to our strategy of increasing sales of our current products, growing our product portfolio through corporate development and investing in focused development programs.”

Adjusted net income for the second quarter of 2012 was $66.2 million, or $1.09 per diluted share, reflecting both strong organic growth and the positive impact of the Azur Pharma and EUSA Pharma acquisitions. GAAP net income for the second quarter of 2012 was impacted by various non-recurring acquisition-related expenses and non-cash amortization expenses. For the quarter, GAAP net income was $27.1 million, or $0.45 per diluted share. A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Revenues and Product Sales

Total revenues for the quarter ended June 30, 2012 were $129.5 million, including net sales, royalties and contract revenues.

Total net sales for the second quarter of 2012 increased to $128.3 million, driven by significant growth in Xyrem (sodium oxybate) oral solution net sales, as well as the addition of net sales from the expanded product portfolio resulting from the merger with Azur Pharma and a partial month of sales of Erwinaze® (asparaginase Erwinia chrysanthemi) and other products from the EUSA Pharma acquisition.

Net sales for the second quarter of 2012 included:

•

Xyrem: Net sales of Xyrem increased by 59% to $89.1 million for the second quarter of 2012, compared to net sales of $56.2 million in the second quarter of 2011. During the second quarter of 2012, approximately 9,850 patients were on active therapy with Xyrem.

•

Erwinaze/Erwinase: Worldwide net sales of Erwinaze/Erwinase were $6.0 million, reflecting results for the partial month following the completion of the EUSA Pharma acquisition. For the full quarter, pro forma net sales were $32.9 million.

•

Psychiatry Products: Net sales of the company’s psychiatry products, including once-daily Luvox CR® (fluvoxamine maleate), FazaClo® (clozapine, USP) HD and FazaClo LD, were $19.8 million for the second quarter of 2012. Net sales of Luvox CR increased 44% compared to the second quarter of 2011. On a pro forma basis, total net sales of the FazaClo products were down 1% while the proportion of FazaClo HD sales increased from 20% to 36% compared to the prior year quarter.

•	Prialt: Second quarter 2012 net sales of Prialt® (ziconotide) intrathecal infusion were $5.6 million, an increase of 12% from the prior year quarter on a pro forma basis.

•	Other: Net sales of other products for the second quarter of 2012 were $7.9 million.

Other Financial Highlights

Additional financial information for the second quarter of 2012 includes:

•	Cost of product sales increased by $12.0 million compared to the second quarter of 2011 due to higher sales and $4.0 million of purchase accounting inventory fair value step-up.

•

Selling, general and administrative expenses increased by $38.5 million compared to the prior year quarter, primarily due to the inclusion of Azur Pharma and EUSA Pharma operations, and transaction and integration expenses of $10.6 million related to these acquisitions. Jazz Pharmaceuticals currently has approximately 650 employees worldwide.

•	Intangible asset amortization for the second quarter of 2012 was $15.8 million, related primarily to the company’s expanded product portfolio.

•	Jazz Pharmaceuticals financed the majority of the EUSA Pharma acquisition with a $475 million term loan. The company’s cash and cash equivalents totaled $154.5 million at June 30, 2012.

2012 Financial Guidance

Jazz Pharmaceuticals is also providing the following updated financial guidance for 2012, which reflects the EUSA Pharma acquisition and expected results from and after June 12, 2012:

Total Revenues	$605-$615 million
Total Net Product Sales	$600-$610 million
-Xyrem Net Sales	$375-$380 million
-Erwinaze/Erwinase Net Sales	$65-$69 million
Total Gross Margin %[1]	85%-88%
Combined SG&A and R&D expenses[2]	$260-$270 million
GAAP Net Income	$139-$154 million
GAAP Net Income Per Diluted Share	$2.34-$2.57
Adjusted Net Income[3]	$282-$291 million
Adjusted Net Income Per Diluted Share[3]	$4.70-$4.85

1.	Includes $19 million of purchase accounting inventory fair value step-up.

2.	Includes share-based compensation, transaction and integration costs and change in fair value of contingent consideration related to the Azur Pharma and EUSA Pharma transactions of $49-$52 million.

3.	A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss 2012 second quarter results and 2012 guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 866-804-6921 in the U.S., or +1 857-350-1667 outside the U.S., and entering passcode 13817577.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain, psychiatry and women’s health. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate), Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, FazaClo® (clozapine, USP) HD and FazaClo LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel). Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its international division, EUSA Pharma.

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results presented on a GAAP basis, the company uses the non-GAAP measures adjusted net income and adjusted net income per diluted share as shown in the tables below. The company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. Adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies. The non-GAAP historical financial measures and 2012 financial guidance exclude amortization of intangible assets, share-based compensation, purchase accounting inventory fair value step-up adjustments, transaction and integration costs, change in fair value of contingent consideration, other non-cash items and income tax adjustments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, strategy and growth potential, including 2012 financial guidance, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; successfully integrating and growing Jazz Pharmaceuticals’ combined business operations after the Azur Pharma merger and EUSA Pharma acquisition, which may be more difficult, time-consuming or costly than expected, particularly in light of the company’s expanded international footprint; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and foreign regulatory agencies; dependence on key customers and sole source suppliers; the company’s ability to protect intellectual property rights with respect to its products; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success and regulatory approval; and potential restrictions on the company’s ability and flexibility to pursue future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as updated by the Current Reports on Form 8-K filed on June 4, 2012 and July 9, 2012, respectively, and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contacts

Investors and Media:

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Ireland	+ 353 1 638 1032
U.S.	+ 1 650-496-2947

Investors:

William Craumer

Director, Investor Relations

U.S.	+1 650-496-2750

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Product sales, net	$128,310	$63,464	$235,646	$113,367
Royalties and contract revenues	1,229	1,103	2,307	2,081

Total revenues	129,539	64,567	237,953	115,448
Operating expenses:
Cost of product sales	15,370	3,370	26,128	6,179
Selling, general and administrative	60,638	22,094	107,637	42,005
Research and development	2,321	3,382	6,280	7,077
Intangible asset amortization	15,751	1,862	29,264	3,724

Total operating expenses	94,080	30,708	169,309	58,985

Income from operations	35,459	33,859	68,644	56,463
Interest expense, net	(1,481)	(657)	(1,450)	(1,434)
Other expense	(240)	—	(258)	—

Income before provision for income tax expense	33,738	33,202	66,936	55,029
Provision for income tax expense	6,593	—	12,110	—

Net income	$27,145	$33,202	$54,826	$55,029

Net income per share:
Basic	$0.48	$0.81	$0.99	$1.35

Diluted	$0.45	$0.71	$0.92	$1.19

Weighted-average ordinary shares used in computing net income per share:
Basic	56,952	41,209	55,437	40,788

Diluted	60,554	46,601	59,319	46,238

JAZZ PHARMACEUTICALS PLC

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Xyrem	$89,097	$56,178	$162,534	$98,956
Erwinaze/Erwinase (1)	6,007	—	6,007	—
Prialt (1)	5,555	—	15,077	—
Psychiatry:
Luvox CR	10,471	7,286	20,029	14,411
FazaClo LD (1)	5,956	—	11,535	—
FazaClo HD (1)	3,362	—	5,922	—
Other (1)	7,862	—	14,542	—

Total	$128,310	$63,464	$235,646	$113,367

(1)	Net sales for the three and six months ended June 30, 2012 reported by Jazz Pharmaceuticals plc include net sales from the historic Azur Pharma business for the period from April 1, 2012 through June 30, 2012 and from January 18, 2012 through June 30, 2012 and net product sales from the historic EUSA Pharma business for the period from June 12, 2012 through June 30, 2012.

The following unaudited pro forma information represents the combined net product sales for the three and six months ended June 30, 2012 and 2011, respectively, as if the merger with Azur Pharma and the acquisition of EUSA Pharma had each been completed on January 1, 2011:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Xyrem	$89,097	$56,178	$162,534	$98,956
Erwinaze/Erwinase	32,888	8,882	65,795	16,048
Prialt	5,555	4,969	15,417	9,843
Psychiatry:
Luvox CR	10,471	7,286	20,029	14,411
FazaClo LD	5,956	7,557	11,768	14,302
FazaClo HD	3,362	1,901	6,052	3,216
Other	17,447	21,311	36,346	43,085

Total pro forma net sales	$164,776	$108,084	$317,941	$199,861

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$154,543	$82,076
Marketable securities	—	75,822
Accounts receivable, net	78,130	34,374
Inventories	48,355	3,909
Prepaid expenses	5,906	1,690
Other current assets	13,508	1,260

Total current assets	300,442	199,131
Property and equipment, net	4,631	1,557
Intangible assets, net	927,409	14,585
Goodwill	446,236	38,213
Other long-term assets	19,226	87

Total assets	$1,697,944	$253,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,505	$5,129
Accrued liabilities	125,080	34,783
Current portion of long-term debt	23,750	—
Purchased product rights liability	6,972	4,500
Liability under government settlement	—	7,320
Deferred revenue	2,011	1,138

Total current liabilities	192,318	52,870
Deferred revenue, non-current	7,356	7,915
Long-term debt, less current portion	444,190	—
Contingent consideration	35,300	—
Deferred tax liability	185,706	—
Other non-current liabilities	1,615	—
Total shareholders’ equity	831,459	192,788

Total liabilities and shareholders’ equity	$1,697,944	$253,573

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2012				June 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues:
Product sales, net	$128,310	$—		$128,310	$63,464	$—		$63,464
Royalties and contract revenues	1,229	—		1,229	1,103	(284	)(e)	819

Total revenues	129,539	—		129,539	64,567	(284)		64,283
Operating expenses:
Cost of product sales	15,370	(4,305	)(a)(b)	11,065	3,370	(149	)(b)	3,221
Selling, general and administrative	60,638	(15,283	)(b)(c)	45,355	22,094	(2,418	)(b)	19,676
Research and development	2,321	(522	)(b)	1,799	3,382	(848	)(b)	2,534
Intangible asset amortization	15,751	(15,751)		—	1,862	(1,862)		—

Total operating expenses	94,080	(35,861)		58,219	30,708	(5,277)		25,431

Income from operations	35,459	35,861		71,320	33,859	4,993		38,852
Interest expense, net	(1,481)	267	(d)	(1,214)	(657)	188	(d)	(469)
Other expense	(240)	—		(240)	—	—		—

Income before provision for income tax expense	33,738	36,128		69,866	33,202	5,181		38,383
Provision for income tax expense	6,593	(2,897)		3,696	—	—		—

Net income	$27,145	$39,025		$66,170	$33,202	$5,181		$38,383

Net income per share:
Basic	$0.48			$1.16	$0.81			$0.93

Diluted	$0.45			$1.09	$0.71			$0.82

Weighted-average ordinary shares used in computing net income per share:
Basic	56,952			56,952	41,209			41,209

Diluted	60,554			60,554	46,601			46,601

(a)	Purchase accounting inventory fair value step-up of $4,011.
(b)	Share-based compensation expense.
(c)	Transaction and integration costs of $10,641 plus change in fair value of contingent consideration of $200.
(d)	Interest associated with debt discount and debt issuance costs and, to a small extent, liability under a 2007 government litigation settlement.
(e)	Revenue related to upfront and milestone payments.

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended
	June 30, 2012				June 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues:
Product sales, net	$235,646	$—		$235,646	$113,367	$—		$113,367
Royalties and contract revenues	2,307	—		2,307	2,081	(569	)(e)	1,512

Total revenues	237,953	—		237,953	115,448	(569)		114,879
Operating expenses:
Cost of product sales	26,128	(7,035	)(a)(b)	19,093	6,179	(229	)(b)	5,950
Selling, general and administrative	107,637	(23,783	)(b)(c)	83,854	42,005	(4,830	)(b)	37,175
Research and development	6,280	(1,037	)(b)	5,243	7,077	(1,504	)(b)	5,573
Intangible asset amortization	29,264	(29,264)		—	3,724	(3,724)		—

Total operating expenses	169,309	(61,119)		108,190	58,985	(10,287)		48,698

Income from operations	68,644	61,119		129,763	56,463	9,718		66,181
Interest expense, net	(1,450)	309	(d)	(1,141)	(1,434)	394	(d)	(1,040)
Other expense	(258)	—		(258)	—	—		—

Income before provision for income tax expense	66,936	61,428		128,364	55,029	10,112		65,141
Provision for income tax expense	12,110	(2,897)		9,213	—	—		—

Net income	$54,826	$64,325		$119,151	$55,029	$10,112		$65,141

Net income per share:
Basic	$0.99			$2.15	$1.35			$1.60

Diluted	$0.92			$2.01	$1.19			$1.41

Weighted-average ordinary shares used in computing net income per share:
Basic	55,437			55,437	40,788			40,788

Diluted	59,319			59,319	46,238			46,238

(a)	Purchase accounting inventory fair value step-up of $6,380.
(b)	Share-based compensation expense.
(c)	Transaction and integration costs of $16,736 plus change in fair value of contingent consideration of $200.
(d)	Interest associated with debt discount and debt issuance costs and, to a small extent, liability under a 2007 government litigation settlement.
(e)	Revenue related to upfront and milestone payments.

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP net income	$27,145	$33,202	$54,826	$55,029
Intangible asset amortization	15,751	1,862	29,264	3,724
Share-based compensation expense	5,258	3,415	8,539	6,563
Purchase accounting inventory fair value step-up	4,011	—	6,380	—
Transaction and integration costs	10,641	—	16,736	—
Change in fair value of contingent consideration	200	—	200	—
Other non-cash expense (income)	267	(96)	309	(175)
Income tax adjustments	2,897	—	2,897	—

Adjusted net income	$66,170	$38,383	$119,151	$65,141

GAAP net income per diluted share	$0.45	$0.71	$0.92	$1.19

Adjusted net income per diluted share	$1.09	$0.82	$2.01	$1.41

Shares used in computing GAAP and adjusted net income per diluted share amounts	60,554	46,601	59,319	46,238

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP 2012 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$139 - $154
Intangible asset amortization	70
Share-based compensation expense	25 - 26
Purchase accounting inventory fair value step-up	18 - 20
Transaction and integration costs	22 - 24
Change in fair value of contingent consideration	2
Other non-cash expense	3
Income tax adjustments	(2 - 3)

Adjusted net income	$282 - $291

GAAP net income per diluted share	$2.34 - $2.57

Adjusted net income per diluted share	$4.70 - $4.85

Shares used in computing GAAP and adjusted net income per diluted share amounts	60